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                                                                    Exhibit 23.2


[LETTERHEAD OF PRICEWATERHOUSECOOPERS]





                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Prospectus Supplement to the Prospectus of our report dated January 10, 2001 relating to the balance sheet of Franklin Auto Trust 2001-1 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah
January 19, 2001